Schedule 13D
Exhibit 1

Date:   ___________, 1997                               Amount: $_______(U.S.)

BLOSCH AND HOLMES, L.L.C.
FORM OF
CUMULATIVE SECURED PROMISSORY NOTE
BEARING INTEREST AT 8% PER ANNUM
______

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO-ACTION" OR INTERPRETIVE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE STATUTES.
______

     BLOSCH AND HOLMES, L.L.C., a limited liability company duly organized and existing under the laws of the state of Utah (hereinafter referred to as the "Company"), for value received, hereby promises to pay to ______________, the registered holders hereof, the principal sum of ________________________, twenty four (24) months from date, upon presentation and surrender of this promissory note (the "Note") at the offices of the Company, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debt, until the principal hereof is paid or made available for payment as herein provided.

     This Note is subject to the following further terms and material provisions:

     1.     Series.     This Note is one of a duly authorized series of
promissory notes of the Company  totaling $1,000,000 (the "Notes").

     2. Term and Interest. The date of maturity of the Note shall be twenty four (24) months from the date of issuance, subject to prepayment as set forth in paragraph 3 hereof. The Note shall bear simple interest at the rate of eight percent (8.0%) per annum. The principal on the Note is payable on the maturity date, subject to prepayment as set forth in paragraph 3 hereof, and will be paid at the office of the Company, maintained for such purposes, to the registered holder of the Note on the books and records of the Company. Accrued interest on the Note will be payable annually, on the anniversary date of the Note, and will be paid at the office of the Company, maintained for such purposes, to the register holder of the Note on the books and records of the Company

     3. Prepayment. This Note is subject to prepayment, in whole or in part, at the election of the Company at any time, upon not less than 10 days notice. Prepayment shall be effected by paying the amount equal to the outstanding principal amount of the Note and accrued interest at the date of prepayment. On the date fixed for prepayment by the Company, the amount of principal shall be paid in cash or certified funds. Any Note which is prepaid only in part shall be presented for notation thereon by the Company of such partial prepayment. If less than all the Note principal amount and interest is to be prepaid, notice of the proposed prepayment shall be sent to the registered holder of the Note and such prepayment shall be made.

     4. Satisfaction and Discharge of Note. This Note shall cease to be of further effect (except as to any surviving rights of transfer, or exchange of Notes herein expressly provided for) when:

     (a) The Company has paid or caused to be paid all sums payable hereunder by the Company, including all principal and interest amounts under the Note; and

     (b) All the conditions precedent herein provided for relating to the satisfaction and discharge of this Note have been met.

     5. Events of Default. "Events of Default," when used herein, whatever the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or government body or be caused by the provisions of any paragraph herein means any one of the following events:

     (a) Default in the payment of the principal of the Note, when due, whether at maturity, or otherwise; or

     (b) Default in the performance or breach of any covenant or warranty of the Company in this Note (other than a covenant or warranty, the breach or default in performance of which is elsewhere in this section specifically dealt with), and continuation of such default or breach for a period of 30 days after there has been given to the Company by registered or certified mail, by the holders of a majority in principal amount of the outstanding Note, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

     (c) The entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuation of any such decree or order unstayed and in effect for a period of 30 consecutive days; or

     (d) The institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or a filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable federal or state law; or

     (e) The consent by the Company to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property), or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.
PAGE

     6. Acceleration of Maturity. If an event of default occurs and is continuing then, in every such case, the holder of a majority in principal amount of the outstanding Notes, may declare the principal of the Notes to be due and payable immediately, by a notice in writing to the Company of such default, and upon any such declaration, such principal shall become immediately due and payable. At any time after such declaration of acceleration has been made, and before a judgment or decree for payment of money due has been obtained by the holders, the holders of a majority of the principal of the outstanding Notes, by written notice to the Company, may rescind and annul such declaration and its consequences, if all events of default, other than the nonpayment of the principal of the Notes which has become due solely by such acceleration, has been cured or waived. No such recession shall affect any subsequent default or impair any right contingent thereon.

     7. Suits for Enforcement. If an event of default occurs and is continuing, the holder of a majority in principal amount of the outstanding Note may, in their discretion, proceed to protect and enforce their rights by such appropriate judicial proceedings as the holders shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement under this Note or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     8. Limitation on Suits. No holder of any Note shall have any right to institute any proceedings, judicial or otherwise, with respect to this Note, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless such holder has previously given written notice to the Company of a continuing event of default as provided above; it being understood and intended that no one or more holders of this Note shall have any right in any manner whatever by virtue of, or by availing of, any provisions of this Note to effect, disturb or prejudice the right of any other holders of Notes, or to obtain or to seek to obtain priority or preference over any other holders or to enforce any right under this Note, except in the manner herein provided and for the equal and ratable benefit of all the holders of the Note.

     9. Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver, or other action provided by this Note to be given or taken by the holder hereof or by the holders of the Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such holders in person or by their agent or attorney-in-fact, duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Company in the manner provided for giving notices herein. Such instrument or instruments, and the action embodied therein or evidenced thereby, are herein sometimes referred to as the "act" of the holders signing such instrument or instruments. Proof of execution of any such instrument or of writing appointing any such agent shall be sufficient for any purpose of this Note if the fact and date of execution by any person of any purpose of the Note if the fact and date of execution by any person of any such instrument or writing is verified by the affidavit of a witness of such execution or by the request, demand, authorization, direction, notice, consent, waiver, or other action by the holder of this Note shall bind every Note holder of the same Note and the holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by any person in reliance thereon, whether or not notation of such action is made upon such Note.

     10. Notices to Holders; Waiver. Where this Note provides for notice to holders of any event, such notice shall be sufficiently given if in writing and sent by courier providing for delivery within 72 hours or mailed, registered, postage prepaid, to each holder affected by such event, at his address as it appears in the Note register maintained by the Company, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where the Note provides for notice to the Company, such notice shall be sufficiently given if in writing and mailed, registered, postage prepaid, to the Company at its address set forth above (or at such other address as shall be provided to the holder of this Note in the manner for giving notices set forth herein), not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Note provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, whether before or after the event, any such waiver shall be equivalent of such notice.

     11. Restrictions. The holder of this Note, by acceptance hereof, represents and warrants as follows:

     (a) The Note is being acquired for the holder's own account to be held for investment purposes only and not with a view to, or for, resale in connection with any distribution of such Note or any interest therein without registration or other compliance under the Securities Act and applicable state securities laws, and the holder hereof has no direct or indirect participation in any such undertaking or in underwriting such an undertaking.

     (b) The holder hereof has been advised and understands that the Note has not been registered under the Securities Act and the Note must be held and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered under the Securities Act or an exemption from such registration is available; except as set forth herein, the Company is under no obligation to register the Note under the Securities Act; in the absence of such registration, sale of the Note may be impracticable; the Company will maintain stop-transfer orders against registration of transfer of the Note. The Company may refuse to transfer the Note unless the holder thereof provides an opinion of legal counsel reasonably satisfactory to the Company or a "no-action" or interpretive response from the Securities and Exchange Commission to the effect that the transfer is proper; further, unless such letter or opinion states that the Note are free from any restrictions under the Securities Act, the Company may refuse to transfer the Note to any transferee who does not furnish in writing to the Company the same representations and agree to the same conditions with respect to such Note if any set forth herein. The Company may also refuse to transfer the Note if any circumstance is present reasonably indicating that the transferee's representations are not accurate.

     12. Severability. In case any provision in this Note shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     13. Governing Law. This Note shall be governed by and construed and interpreted in accordance with the laws of the state of Utah.
PAGE

     14. Legal Holidays. In any case where any date provided herein shall not be a business day, then (notwithstanding any other provision of this Note) the event required or permitted on such date shall be required or permitted, as the case may be, on the next succeeding business day with the same force and effect as if made on the date upon which such event was required or permitted pursuant hereto.

     15. Delay or Omission; No Waiver. No delay or omission of any holder of the Note to exercise any right or remedy accruing upon any event of default shall impair any such right or remedy or constitute a waiver of any such event or default or any acquiescence therein. Every right or remedy given hereby or by law may be from time to time, and as often as may be deemed expedient.

     16. Security. This Note is secured, as set forth in the Security and Pledge Agreement attached hereto as Exhibit "A," by _________________________ shares of ZEVEX's International, Inc.'s common stock, par value $0.04 per share (the "ZEVEX Stock"), which are held by the Company. The ZEVEX Stock is "restricted securities" as that term is defined under the Securities Act and may not be transferred sold or otherwise disposed of without an effective registration statement covering the shares of ZEVEX Stock or an exemption from registration as provided in the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

     17. Miscellaneous. This Note is subject to the following additional terms and conditions:

     (a) If this Note is placed with any attorney for collection, or if suit be instituted for collection, or if any other remedy provided by law is pursued by the registered holder hereof, because of any default in the terms and conditions herein, then in either event, the undersigned agrees to pay reasonable attorneys' fees, costs, and other expenses incurred by the registered holder hereof in so doing.

     (b) None of the rights and remedies of the registered holder hereof shall be waived or affected by failure or delay to exercise them. All remedies conferred on the registered holder of this Note shall be cumulated and none is exclusive. Such remedies may be exercised concurrently or consecutively at the registered holder's option.

     (c) This Note is negotiable and transferable, subject to compliance with the provisions of paragraph 11 hereof.

     (d) The makers, guarantors, and endorsers hereof severally waive presentment for payment, protest, and notice of protest, and of nonpayment of this Note.

     DATED effective as of the ___th day of February, 1997.

                                          BLOSCH AND HOLMES, L.L.C.


                                          By ______________________________
                                             Its Duly Authorized Manager
PAGE

FORM OF PLEDGE AND SECURITY AGREEMENT


     THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement") is made and entered into effective the 12th day of February, 1997, by and between Blosch and Holmes, L.L.C., a Utah limited liability company (hereinafter referred to as "Debtor"), and ___________________________________ (collectively referred to as the "Creditor").

     FOR AND IN CONSIDERATION of the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, it is agreed as follows:

     1. Creation of Security Interest. To secure the due and timely performance of the payment by Debtor to Creditor of the obligation represented by a promissory note dated this date in the principal amount of _______________________, ($______) and payable, together with interest thereon at the rate of 8% per annum, on or before February 13, 1999, a copy of which is attached hereto and incorporated herein by this reference and all accessions, renewals, extensions, and modifications hereto (the "Note"), Debtor hereby pledges, hypothecates, assigns, transfers, sets over, and grants a security interest in and to ____________________________ (______) shares of restricted common stock of ZEVEX International, Inc., a Nevada corporation, with such shares hereinafter called the "Collateral." The Collateral shall be delivered as hereinafter provided to be held for and on behalf of Creditor and to be disposed of in accordance with the terms hereof.

     Unless otherwise defined, words used herein shall have the meanings given them in the Utah Uniform Commercial Code as now adopted and as hereinafter amended from time to time.

     2. Delivery of Collateral. So long as any of the Note remains outstanding, Debtor, will, unless Creditor shall otherwise consent in writing,
(a) at its expense, promptly deliver to the agent, as provided in paragraph 7 below, for holding on behalf of Creditor such stock powers and other documents, satisfactory in form and substance to the agent, with respect to the Collateral as the agent may reasonably request to preserve and protect, and to enable the agent to enforce, Creditor's rights and remedies hereunder;
(b) not sell, assign, exchange, or otherwise transfer any of his rights in any of the Collateral; (c) not create or suffer to exist any lien, security interest, or other charge or encumbrance against the Collateral, except for the pledge hereunder; (d) not make or consent to any amendment or other modification or waiver with respect to any of the Collateral or enter into any agreement or permit to exist any restriction with respect to any of the Collateral other than pursuant hereto; and (e) not take or fail to take any action which would in any manner impair the value or enforceability of Creditor's security interest in any of the Collateral. Any transfer by Debtor of the Collateral shall be subject to the interest of Creditor as a secured party therein.

     3.     Power to Vote Shares.     During the term of this Agreement and so
long as Debtor is not in default in the performance of any of their terms of this Agreement or the Note, Debtor shall have the sole right to vote the shares of ZEVEX International, Inc. on all corporate questions and actions.

     4. Ownership of Collateral. Debtor owns all the Collateral absolutely, and no other person has or claims any interest in the Collateral. Debtor will defend any proceeding which may affect the title to or Creditor's security interest in any Collateral, and will indemnify Creditor for all costs and expenses of Creditor's defense.

     5. Adjustments. In the event that, during the term of this Agreement, any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of ZEVEX International, Inc., all new, substitute, and additional shares, or other securities, issued by reason of any such change shall be delivered to the agent to be held for and on behalf of Creditor under the terms of this Agreement in the same manner as the shares of stock originally pledged hereunder.

     6. Charges, Liens, and Encumbrances on Collateral. Debtor will pay, when due, all future charges, liens, obligations, or encumbrances on, and all taxes and assessments hereafter imposed on or affecting the Collateral.

     7.     Agreement to Hold Collateral.     Simultaneously with the
execution of this Agreement, Creditor and Debtor shall enter into an agreement in the form attached hereto and incorporated herein by reference, providing for the deposit of the Collateral with an agent of Debtor, which shall hold and dispose of the Collateral in accordance with the terms thereof.

     8. Application of Payments. Unless applicable law provides otherwise, all payments received by Creditor under the Note shall be applied by Creditor first in payment of interest payable on the Note, next to the principal of the Note, and last to any other sums secured by this Agreement.

     9. Collateral Generally. As to all Collateral, unless specifically otherwise agreed by the Creditor in writing, the Debtor will promptly deliver the Collateral to Creditor to be held until payment of the Note is received or the Collateral is disposed of pursuant to this Agreement.

     10. Procedure on Default. In the event of default, at Creditor's option, without demand or notice, all or any part of the principal of the Note shall immediately become due and payable. Creditor may resell the Collateral, provided such sale is completed in a commercially reasonable manner. From the proceeds of any such sale Creditor shall deduct all expenses, including reasonable attorneys' fees. The balance shall be applied to the amount due, any surplus shall be paid to Debtor, and in case of deficiency, Debtor shall pay same with interest at the rate of 8% per annum.

     11. Events of Default. Upon the occurrence or during the continuance of any one or more of the events hereinafter enumerated, Creditor may forthwith or at any time thereafter during the continuance of any such event, by notice in writing to Debtor, declare the unpaid balance of the principal and interest on the Note to be immediately due and payable, and the principal and interest shall become and shall be immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Debtor, such events being as follows:

     (a) If any vendor shall file a lien, security interest, or any charge or encumbrance of any kind against the Collateral and Debtor does not cure the lien, security interest, charge or encumbrance within 30 days from notice of such lien, security interest, charge or encumbrance;

     (b) Default in the payment of the principal of the Note or any portion thereof when the same shall become due and payable, whether at maturity as herein expressed, by acceleration, or otherwise, unless cured within ten days after notice thereof by Creditor of the Note to Debtor;

     (c) Debtor shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof, or shall be adjudicated bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver or trustee for Debtor, or of all or any substantial portion of its property, or Debtor shall make an assignment to an agent authorized to liquidate any substantial part of its assets; or

     (d) An order shall be entered pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of Debtor, or an order of any court shall be entered appointing any receiver or trustee of or for Debtor, or any receiver or trustee of all or any substantial portion of the property of Debtor, or a writ or warrant of attachment or any similar process shall be issued by any court against all or any substantial portion of the property of Debtor, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment, or similar process is not released or bonded within 60 days after its entry or levy.

     12. Remedy Cumulative. All remedies provided in this Agreement are distinct and cumulative to any other right or remedy under this Agreement or afforded by law or equity, and may be exercised concurrently, independently, or successively.

     13. Financing Statement. Debtor agrees that this Agreement shall also constitute a financing statement under the Utah Uniform Commercial Code.

     14.     Notices.    Any notices or other communications required or
permitted hereunder shall be sufficiently given if personally delivered or if sent by facsimile transmission or other electronic communication, confirmed by registered or certified mail, postage prepaid, or if sent by prepaid telegram or overnight courier addressed as follows:

If to Creditor, to:



If to Debtor, to:     Blosch and Holmes, LLC
                      Attn.:  Kirk Blosch
                      2081 South Lakeline Drive
                      Salt Lake City, Utah 84109

     15. Waiver. No failure to exercise and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. Any single or partial exercise of any right, power or privilege hereunder shall not preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No waiver of any provision of this Agreement or of any right, or remedy, whether or not similar, nor shall any waiver constitute a continuing waiver.

No waiver shall be binding unless evidenced by a writing which contains an express reference to this Agreement and which is signed by the party against whom enforcement of the waiver is sought.

     16. Modification. This Agreement may not be supplemented, varied, or rescinded, except by a writing which contains an express reference to this Agreement and which is signed by the party against whom enforcement of the supplement, variance, or rescission is asserted.

     17. Successors and Assigns. This Agreement shall bind and shall inure to the benefit of the respective successors, assigns, heirs, beneficiaries, and personal representatives of the parties hereto.

     18. Additional Assurances and Documentation. Debtor agrees to provide Creditor such further representations, assurances, and documents as may, from time to time, be required by Creditor to document and evidence the security interest in the Collateral created hereby including a UCC-1 which will be filed in all states necessary to secure Creditor's interest in the Collateral.

     19. Headings. The headings or captions of the paragraphs, sections, or articles herein are inserted for the convenience only and shall not be deemed to constitute a part of this Agreement for any purpose, and in particular shall not be construed to limit, define, or explain the subject matter or modify the meaning of any part or all of this Agreement.

     20. Survival of Warranties and Representations. The representations, warranties, covenants, agreements, indemnities, and undertakings of the parties in this Agreement shall not expire with, or be terminated or extinguished by, the execution and delivery of this Agreement or any document or instrument contemplated hereby, notwithstanding any investigations of the facts constituting the basis of the representations and warranties of another party by any party hereto or anyone on behalf of any party hereto. Consummation of the transactions contemplated hereby shall not be deemed or construed as a waiver of any right or remedy that any party hereto may have or covenant, notwithstanding any fact or facts that such party knew or should have known at such time.

     21. Severability. In the event of this Agreement or the application of any such provision to any person or circumstance shall conflict with any jurisdiction, then such conflict shall not affect any other provision of this Agreement which can be given effect without the conflicting provision and the remainder of this Agreement or the application of such provisions to persons or circumstances other than those as to which such provisions are held invalid or unenforceable, shall not be affected thereby. The invalidity or unenforceability of this Agreement or any provisions thereof in any jurisdiction shall not affect the validity or enforceability of this Agreement or of such provision in any other jurisdiction. To this end, the provisions of this Agreement are declared to be severable. In the event that any law limiting the amount of interest or other charges permitted to be collected from the undersigned is interpreted so that any charge provided for in this Agreement, whether considered separately or together with other charges that are considered a party of this Agreement, violates such law, and the Debtor declared by a court having jurisdiction in the premises to be entitled to the benefit of such law, such charge is hereby reduced to the extent necessary to eliminate such violation. The amounts, if any, previously paid to the Creditor in excess of the amounts payable to the Creditor computed on the basis of such charges as reduced shall be applied by Creditor to reduce the principal of the indebtedness secured by this Agreement.

     22. Modification. This Agreement may not be supplemented, varied, or rescinded except by a writing which contains an express reference to this Agreement and which is signed by the party against whom enforcement of the supplement, variance, or rescission is asserted.

     23. Governing Law. This Agreement is being executed and delivered and is intended to be performed in, and the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with, the laws of the state of Utah.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                           DEBTOR:
                                           BLOSCH AND HOLMES, L.L.C.


                                           By:____________________________
                                              Kirk Blosch, Manager

                                           CREDITOR:


                                           ______________________________
                                           Signature